UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                    Date of Report (Date of earliest event reported)                          July 17, 2007

STANFORD MANAGEMENT LTD.

Nevada	333-140170	98-0505186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

Suite 904, 228 26th Avenue S.W. Calgary, Alberta, Canada, T2S 3C6
(Address of principal executive office)

                                   Registrant’s telephone number, including area code  (403) 819-8790

N/A
(Former name or former address, if changed since last report)

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 17, 2007, the Company closed its offering of shares of common stock, offered and sold at the price of $0.05 per share. The offering was made under a Form SB-2 registration statement that was made effective on February 12, 2007. The offering was a ‘no minimum’ offering of up to 1,000,000 shares of common stock. The Company sold an aggregate total of 777,000 shares of common stock in the offering raising gross proceeds of $38,850.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 18, 2007.            MACKENZIE TAYLOR MINERALS INC.
(Registrant)

          TERRY STIMPSON
(Signature)
    Terry Stimpson
Chief Executive Officer, President and
Director